UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2010

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite #2400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As reported in our Annual Report on Form 10-K filed on February 26, 2010, the Federal Energy Regulatory Commission (the “FERC”) issued an order on November 19, 2009 in FERC Docket No. RP10-149 (the “November 2009 Order”) instituting an investigation of Great Lakes Gas Transmission Limited Partnership (“Great Lakes”) pursuant to Section 5 of the Natural Gas Act (the “GL Rate Proceeding”). The FERC alleged, based on a review of certain historical information, that Great Lakes’ revenues might substantially exceed Great Lakes’ actual cost of service and therefore Great Lakes’ rates may be unjust and unreasonable.  The current procedural schedule sets a hearing in the GL Rate Proceeding for early August 2010 and an initial decision by the Administrative Law Judge is anticipated in November 2010.

On April 16, 2010, Great Lakes filed a Motion to Suspend Procedural Schedule (the “Motion”) indicating that an agreement in principle has been reached among Great Lakes, active participants and the FERC trial staff.  The Motion requests a temporary suspension of the GL Rate Proceeding schedule for all parties to permit the drafting of a stipulation and agreement.  The participants estimate filing the stipulation and agreement with the Administrative Law Judge for review and approval within approximately 30 days from the date of any order suspending the procedural hearing.  The stipulation and agreement would then be submitted to the FERC for final review and approval.

TC PipeLines, LP (the “Partnership”) owns a 46.45 per cent general partner interest in Great Lakes. The other 53.55 per cent partner interest in Great Lakes is owned by TransCanada Corporation (“TransCanada”).  The general partner of the Partnership is TC PipeLines GP, Inc., a wholly-owned subsidiary of TransCanada.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K may include “forward-looking statements” regarding future events of TC PipeLines, LP. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Words such as “believes,” “expects,” “intends,” “would,” “may” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs, as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events and are not guarantees of performance.  Actual results may differ materially from those expressed or implied in these forward-looking statements and are subject to a number of risks and uncertainties.  Important factors that could cause actual results to materially differ from the Partnership's current expectations include the positions taken by active participants, the Administrative Law Judge or the FERC with respect to the stipulation and agreement, risks inherent in settlement negotiations and other factors discussed in the Partnership’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.  The Partnership disclaims any intention or obligation to update publicly or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, occurring after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  April 16, 2010